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                                                                     Exhibit 8.1

                     [Letterhead of Mayer, Brown & Platt]


                                August 29, 2000



AmSouth Auto Receivables LLC
1900 Fifth Avenue North
AmSouth Sonat Tower
Birmingham, Alabama 35203

     Re:  AmSouth Auto Receivables LLC
          Registration Statement on
          Form S-3 (Registration No. 333-38676)
          -------------------------------------

Ladies and Gentlemen:

     We have acted as special federal tax counsel for AmSouth Auto Receivables LLC, a Delaware limited liability company (the "Company"), in connection with the above-captioned registration statement (such registration statement, together with the exhibits and any amendments thereto, the "Registration Statement"), filed by the Company with the Securities and Exchange Commission in connection with the registration by the Company of Asset Backed Notes (the "Notes") and Asset Backed Certificates (the "Certificates"). As described in the Registration Statement, the Notes and the Certificates will be issued from time to time in series, with each series being issued by a common law trust (each, a "Trust") to be formed by the Company pursuant to a Trust Agreement (each, a "Trust Agreement") between the Company and a trustee or a limited liability company (each, a LLC) to be formed pursuant to a Limited Liability Company Agreement (each a LLC Agreement) by the Company. For each series, the Notes will be issued pursuant to an Indenture (the "Indenture") between the related Trust or LLC, as the case may be, and an indenture trustee and a Sale and Servicing Agreement among the related Trust or LLC, as the case may be, the Company and AmSouth Bank, as servicer (each, a "Sale and Servicing Agreement"), and the Certificates will be issued pursuant to a Trust Agreement and such Sale and Servicing Agreement.
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AmSouth Auto Receivables LLC
August 29, 2000
Page 2

     In that connection, we are generally familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of any series of Notes and Certificates and have examined copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Registration Statement and, in each case as filed as an exhibit to the Registration Statement, the form of Sale and Servicing Agreement, the form of Indenture (including the form of Notes included as exhibits thereto), the form of Trust Agreement (including the form of Certificate included as an exhibit thereto), the form of LLC Agreement and the form of Purchase Agreement between the Company and AmSouth Bank (collectively, the "Operative Documents").

     The opinions set forth herein are based upon the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the "IRS") contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein. The statutory provisions, regulations and interpretations on which our opinions are based are subject to change, which changes could apply retroactively. In addition, there can be no assurances that positions contrary to those stated in our opinions may not be taken by the IRS.

     Based on the foregoing and assuming that the Operative Documents with respect to each series are executed and delivered in substantially the form we have examined and that the transactions contemplated to occur under the Operative Documents in fact occur in accordance with the terms thereof, it is our opinion that, (i) the Notes and the Certificates, assuming they are issued in accordance with the Registration Statement, will have the federal income tax treatment described in the Registration Statement; and (ii) we hereby adopt and confirm the information appearing under the caption "Material Federal Income Tax Consequences" in the Registration Statement and confirm that it represents our opinion with respect to the matters discussed therein.

     We know that we are referred to under the captions referred to above included in the Registration Statement, and we hereby consent to the use of our name therein and to the use of this opinion for filing with the Registration Statement as Exhibit 8.1 thereto, without admitting we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                                 Very truly yours,


                                                 /s/ Mayer, Brown & Platt

                                                 MAYER, BROWN & PLATT